EXHIBIT 24

GANDER MOUNTAIN COMPANY

Power of Attorney
of Directors

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of GANDER MOUNTAIN COMPANY, a Minnesota corporation (“Company”), do hereby make, constitute and appoint MARK R. BAKER and DENNIS M. LINDAHL, and each or any one of them, the undersigned’s attorney-in-fact, with full power of substitution, for the undersigned in any and all capacities to sign and affix the undersigned’s name as such director and/or officer of said Company to an Annual Report on Form 10-K or other applicable form, and all amendments thereto, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1934, as amended, with all exhibits thereto and other supporting documents, with said Commission, granting unto the attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned’s hand this 13th day of April , 2006.

/s/ Karen M. Bohn	/s/ Marshall L. Day
Karen M. Bohn	Marshall L. Day

/s/ Richard C. Dell	/s/ Gerald A. Erickson
Richard C. Dell	Gerald A. Erickson

/s/ Ronald A. Erickson	/s/ Dale Nitschke
Ronald A. Erickson	Dale Nitschke

/s/ David C. Pratt
David C. Pratt